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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ----------------

                                FORM 8-K/A

                               ----------------

                                AMENDMENT NO. 1
                                       TO
               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

                       DATE OF REPORT: JULY 20, 1998
                 (DATE OF EARLIEST EVENT REPORTED: MAY 8, 1998)

                        GROUP MAINTENANCE AMERICA CORP.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          TEXAS                    1-13565                   76-0535259
     (STATE OR OTHER       (COMMISSION FILE NUMBER)       (I.R.S. EMPLOYER
     JURISDICTION OF                                    IDENTIFICATION NO.)
      INCORPORATION)

 8 GREENWAY PLAZA, SUITE 1500 HOUSTON,                   77046
                 TEXAS                                 (ZIP CODE)
    (ADDRESS OF PRINCIPAL EXECUTIVE
                OFFICES)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (713) 860-0100

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--------------------------------------------------------------------------------

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

  On May 8, 1998, Group Maintenance America Corp. (the "Company") completed the acquisitions of Premex, Inc., a Maryland corporation ("Premex"), and Barr Electric Corp., an Illinois corporation ("Barr").

ACQUISITION OF PREMEX

  The Company acquired Premex pursuant to a merger (the "Premex Merger") of Premex with and into Commercial Air Acquisition Corp., a wholly-owned subsidiary of the Company ("CAAC"). The Premex Merger was effected in accordance with the Agreement and Plan of Merger (the "Premex Merger Agreement") dated as of March 31, 1998, among the Company, CAAC, Premex, the shareholders of Premex and Commercial Air Power and Cable, Inc. ("Commercial Air"). A copy of the Premex Merger Agreement has been filed as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference. In the Premex Merger, CAAC was the surviving corporation and changed its name to "Commercial Air Holding Company." The purchase price paid or to be paid by the Company for Premex consists of $6.9 million in cash and .4 million shares of the Company's common stock, par value $.001 per share ("Common Stock").

  Prior to the Premex Merger, the stockholders of Premex were Thomas R. Rosato, Barbara Rosato, Donald Franklin and Kristen Franklin. After the Premex Merger, Messrs. Rosato and Franklin will be employed by the surviving corporation.

  Premex was a holding company whose only subsidiary was Commercial Air, which provides retrofit renovations, replacement equipment installations, service and maintenance for building automation systems, electrical distribution systems, distributed data processing systems, communication networks and complex building mechanical systems. The assets of Commercial Air consist primarily of cash, accounts receivable, inventory, equipment, vehicles and goodwill. The Company expects that Commercial Air will continue to conduct its business in substantially the same manner as conducted before the Premex Merger.

ACQUISITION OF BARR ELECTRIC CORP.

  The Company acquired Barr pursuant to a merger (the "Barr Merger" and, together with the Premex Merger, the "Mergers") of Barr with and into Barr Acquisition Corp., a wholly-owned subsidiary of the Company ("BAC"). The Barr Merger was effected in accordance with the Agreement and Plan of Merger (the "Barr Merger Agreement") dated as of March 27, 1998, among the Company, BAC, Barr, and the shareholders of Barr. A copy of the Barr Merger Agreement has been filed as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference. In the Barr Merger, BAC was the surviving corporation and changed its name to "Barr Electric Corp." The purchase price paid or to be paid by the Company for Barr consists of $5.3 million in cash and .4 million shares of Common Stock.

  Prior to the Barr Merger, the stockholders of Barr were Michael Steven Barr, as trustee of the Michael Steven Barr Trust, Terri Louise Barr, as trustee of the Terri Louise Barr Trust, Patricia Ann Barr, as trustee of the Patricia Ann Barr Trust, and Emil Widitz. After the Barr Merger, Messrs. Barr and Widitz will be employed by the surviving corporation.

  Barr is engaged in the business of providing electrical contracting services for renovation and remodeling for large commercial and industrial customers primarily in the Chicago area. The assets of Barr consist primarily of cash, accounts receivable, inventory, equipment, vehicles and goodwill. The Company expects that Barr will continue to conduct its business in substantially the same manner as conducted before the Barr Merger.

CREDIT AGREEMENT

  The cash portion of the consideration paid by the Company in connection with each Merger was provided pursuant to loans made under a Credit Agreement dated as of December 11, 1998, (the "Credit Agreement") among the Company, certain subsidiaries of the Company, Texas Commerce Bank National Association (now Chase Bank of Texas, National Association), as Agent, Banque Paribas and ABN AMRO Bank, N.V., as Co-

Agents, and the banks named therein (the "Lenders"). Under the Credit Agreement, a syndicate of banks agreed to provide up to $75 million of financing to the Company on a secured basis. A list of the Lenders is set forth on Exhibit 99 which is incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

  (a) Financial Statements of businesses acquired.

                         INDEPENDENT AUDITORS' REPORT

The Board of Directors
Premex, Inc.

  We have audited the accompanying consolidated balance sheet of Premex, Inc. and Subsidiary (the Company) as of March 31, 1998, and the related consolidated statements of operations, shareholders' equity and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Premex, Inc. and Subsidiary as of March 31, 1998, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

                                          KPMG Peat Marwick LLP

Houston, Texas
April 27, 1998

                          PREMEX, INC. AND SUBSIDIARY

                           CONSOLIDATED BALANCE SHEET

                                 MARCH 31, 1998

                               ASSETS
                               ------
CURRENT ASSETS:
  Cash.............................................................. $   18,131
  Accounts receivable, net of allowance for doubtful accounts of
   $141,632.........................................................  3,560,052
  Inventories.......................................................    475,234
  Costs and estimated earnings in excess of billings on uncompleted
   contracts........................................................    452,111
  Due from related party............................................     66,207
  Deferred taxes--current...........................................    157,937
  Prepaid expenses and other current assets.........................     34,019
                                                                     ----------
    Total current assets............................................  4,763,691
PROPERTY AND EQUIPMENT, net.........................................  1,271,010
DEFERRED TAX ASSETS.................................................    334,095
OTHER LONG-TERM ASSETS..............................................    278,578
                                                                     ----------
    Total assets.................................................... $6,647,374
                                                                     ==========
                LIABILITIES AND SHAREHOLDERS' EQUITY
                ------------------------------------
CURRENT LIABILITIES:
  Short-term borrowings and current maturities of long-term debt.... $  427,520
  Current obligations under capital leases..........................    221,094
  Accounts payable..................................................  1,737,908
  Accounts payable--related party...................................     95,757
  Accrued expenses..................................................    450,382
  Deferred service contract revenue.................................     82,681
  Billings in excess of costs and estimated earnings on uncompleted
   contracts........................................................    456,614
  Accrued income taxes..............................................    101,623
                                                                     ----------
    Total current liabilities.......................................  3,573,579
LONG-TERM DEBT, net of current maturities...........................    580,085
OBLIGATIONS UNDER CAPITAL LEASES, net of current maturities.........    401,814
DEFERRED COMPENSATION LIABILITY.....................................    678,018
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY:
  Common stock--$0.01 par value; 100,000 shares authorized, issued
   and outstanding..................................................      1,000
  Additional paid-in capital........................................      1,000
  Retained earnings.................................................  1,411,878
                                                                     ----------
    Total shareholders' equity......................................  1,413,878
                                                                     ----------
    Total liabilities and shareholders' equity...................... $6,647,374
                                                                     ==========

          See accompanying notes to consolidated financial statements.

                          PREMEX, INC. AND SUBSIDIARY

                      CONSOLIDATED STATEMENT OF OPERATIONS

                       FOR THE YEAR ENDED MARCH 31, 1998

REVENUES........................................................... $20,749,665
COST OF SERVICES...................................................  13,854,759
                                                                    -----------
    Gross profit...................................................   6,894,906
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES.......................   5,648,875
                                                                    -----------
    Income from operations.........................................   1,246,031
OTHER INCOME (EXPENSE):
  Interest expense.................................................    (152,297)
  Interest income..................................................      10,511
  Other, net.......................................................      69,200
                                                                    -----------
    Income before income tax provision.............................   1,173,445
INCOME TAX PROVISION...............................................     492,782
                                                                    -----------
NET INCOME......................................................... $   680,663
                                                                    ===========


          See accompanying notes to consolidated financial statements.

                          PREMEX, INC. AND SUBSIDIARY

                 CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY

                       FOR THE YEAR ENDED MARCH 31, 1998

                                             ADDITIONAL                TOTAL
                                      COMMON  PAID-IN    RETAINED  SHAREHOLDERS'
                                      STOCK   CAPITAL    EARNINGS     EQUITY
                                      ------ ---------- ---------- -------------
BALANCE, March 31, 1997.............. $1,000   $1,000   $  731,215  $  733,215
  Net income.........................     --       --      680,663     680,663
                                      ------   ------   ----------  ----------
BALANCE, March 31, 1998.............. $1,000   $1,000   $1,411,878  $1,413,878
                                      ======   ======   ==========  ==========



          See accompanying notes to consolidated financial statements.

                          PREMEX, INC. AND SUBSIDIARY

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                       FOR THE YEAR ENDED MARCH 31, 1998

CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income.......................................................... $680,663
 Adjustments to reconcile net income to net cash provided by operating activities:
  Amortization.......................................................   37,572
  Depreciation.......................................................  324,296
  Deferred taxes.....................................................  280,608
  Change in operating assets and liabilities:
   (Increase) decrease in--
    Accounts receivable.............................................. (586,288)
    Inventories...................................................... (188,807)
    Costs and estimated earnings in excess of billings on uncompleted contracts....................................................... (235,281)
    Other current assets.............................................  (26,067)
    Other noncurrent assets..........................................  (26,358)
   Increase (decrease) in--
    Accounts payable................................................. (340,906)
    Accrued expenses.................................................  (39,822)
    Deferred service contract revenue................................    1,842
    Billings in excess of costs and estimated earnings on uncompleted
     contracts.......................................................   (4,638)
    Deferred compensation liability..................................  174,521
                                                                      --------
      Net cash provided by operating activities......................   51,335
                                                                      --------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Purchases of property and equipment................................. (458,488)
                                                                      --------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Proceeds from line of credit, net...................................  281,000
 Proceeds from notes payable.........................................  799,003
 Payments of notes payable........................................... (665,007)
 Payments of obligations under capital lease......................... (203,436)
                                                                      --------
      Net cash provided by financing activities......................  211,560
                                                                      --------
NET DECREASE IN CASH................................................. (195,593)
CASH, beginning of period............................................  213,724
                                                                      --------
CASH, end of period.................................................. $ 18,131
                                                                      ========

          See accompanying notes to consolidated financial statements.

                          PREMEX, INC. AND SUBSIDIARY

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. BUSINESS AND ORGANIZATION

  Premex, Inc. is the holding company of Commercial Air, Power and Cable, Inc. (Commercial Air), a wholly-owned subsidiary, (collectively referred to herein as the Company). Commercial Air provides retrofit renovations, replacement equipment installations, service and maintenance for building automation systems, electrical distribution systems, distributed data processing systems, communication networks and complex building mechanical systems. All this work is either performed under a fixed price, modified fixed price, cost-plus-fee, or a time and material contract. Commercial Air's market area is the metropolitan Baltimore/Washington, D.C. area.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  The consolidated financial statements include the financial statements of Premex, Inc. and its wholly owned subsidiary Commercial Air. All significant intercompany balances and transactions have been eliminated in consolidation.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Revenue and Cost Recognition

  Revenues from fixed-price and modified fixed-price and cost-plus-fee construction contracts are recognized on the percentage of completion method. The completed percentage is measured by the percentage of cost incurred to date as compared to the estimated total cost for each contract. Revenues from service contracts are recognized ratably over the term of the service contract. Revenue from time and material service projects are recognized at the completion of the project.

  Contract costs include all direct material and labor costs and those indirect costs related to contract performance, such as labor, supplies, tools, repairs and depreciation. Selling, general and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, and estimated profitability may result in revisions to costs and revenues and are recognized in the period in which the revisions are determined.

  Revenues for one customer amounted to 12.6% of revenues during the year ended March 31, 1998.


 Inventories

  Inventories consist of parts and supplies used mainly in the service portion of the Company's operation. The inventory is valued at the lower of cost or market, with cost determined using the weighted average method of valuation.

 Property and Equipment

  Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the useful lives of the assets. Leasehold improvements are amortized over the lesser of the remaining lease term or the estimated life of the asset.

  Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated. Upon retirement or disposition of property or equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statements of operations.

                          PREMEX, INC. AND SUBSIDIARY

  The Company leases vehicles used in its operations under leases which have been capitalized. The vehicles are being depreciated using the straight-line method over their estimated useful lives, which is approximately 5 years. Leases not meeting the criteria for capital leases are classified as operating leases and are charged to rent equipment expense as incurred.

 Income Taxes

  The Company uses the asset and liability method to account for income taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

 Supplemental Disclosure of Cash Flow Information

  Cash payments for interest and income taxes were $152,297 and $138,967, respectively, for the year ended March 31, 1998. During the year ended March 31, 1998, the Company acquired vehicles and computer equipment under capital leases amounting to $336,885.

3. COSTS AND ESTIMATED EARNINGS ON UNCOMPLETED CONTRACTS

  A summary of the status of uncompleted contracts as of March 31, 1998 is as follows:

Costs incurred..................................................... $2,067,996
Estimated earnings recognized......................................    545,482
                                                                    ----------
                                                                     2,613,478
Less billings on contracts.........................................  2,617,981
                                                                    ----------
                                                                    $   (4,503)
                                                                    ==========

  These costs and estimated earnings on uncompleted contracts are included in the accompanying balance sheet under the following captions:

Costs and estimated earnings in excess of billings on uncompleted contracts.......................................................... $ 452,111
Billings in excess of costs and estimated earnings on uncompleted contracts..........................................................  (456,614)
                                                                     ---------
                                                                     $  (4,503)
                                                                     =========

                          PREMEX, INC. AND SUBSIDIARY

4. PROPERTY AND EQUIPMENT

  The principal categories and estimated useful lives of property and equipment as of March 31, 1998 are as follows:

                                                         ESTIMATED
                                                          USEFUL
                                                           LIVES
                                                        -----------
Service and other vehicles.............................   3-7 years $ 1,205,276
Machinery and tools....................................  3-10 years     226,963
Office equipment, furniture and fixtures...............  5-10 years     350,486
Leasehold improvements................................. 10-30 years     382,892
Software...............................................   3-5 years      99,765
                                                        ----------- -----------
                                                                    $ 2,265,382
Less accumulated depreciation......................................    (994,372)
                                                                    -----------
                                                                    $ 1,271,010
                                                                    ===========

5. SHORT- AND LONG-TERM DEBT

  The Company has a line of credit with up to $1,000,000 available through May 28, 2002, subject to renewal. Advances under the line are due on demand and interest accrues at LIBOR plus 3.0%, which was 8.68% at March 31, 1998. The balance outstanding on the line at March 31, 1998 was $281,000. The line of credit and the following notes are collateralized by a lien on corporate assets and by a personal guarantee of a shareholder.

  Short- and long-term debt as of March 31, 1998 consists of the following:

Borrowings under line of credit agreement........................... $  281,000
Note payable to bank, due in monthly installments of $6,250, plus
 interest at LIBOR plus 2.75% (8.43% as of March 31, 1998)..........    286,205
Note payable to bank, due in 24 monthly installments of $5,960 followed by 35 monthly installments of $9,920, plus interest at
 LIBOR plus 3% (8.68% as of March 31, 1998).........................    440,400
                                                                     ----------
    Total short- and long-term debt................................. $1,007,605
Less short-term borrowings and current maturities...................    427,520
                                                                     ----------
                                                                     $  580,085
                                                                     ==========

  The aggregate maturities of the short- and long-term debt as of March 31, 1998 are as follows:

        1999............................................................ 427,520
        2000............................................................ 186,120
        2001............................................................ 194,040
        2002............................................................ 180,245
        2003............................................................  19,680

6. LEASES

  Commercial Air leases vehicles under agreements which are being accounted for as capital leases. These leases expire at various dates through April, 2002. The interest rates included in these leases range from 7.9% to 15.9%. Total cost and accumulated depreciation related to vehicles under capital leases as of March 31, 1998 was $997,903 and $337,649, respectively.

                          PREMEX, INC. AND SUBSIDIARY

  Commercial Air leases its operating facility jointly with an affiliated entity, Chesapeake Tower Systems, Inc. (CTS), under an agreement accounted for as an operating lease. This lease expires in May, 2006.

  Additionally, Commercial Air leases vehicles and equipment which are being accounted for as operating leases. These leases expire at various dates through December, 2001. Total facility and equipment rent expense for the year ended March 31, 1998 was $314,492.

  Future minimum lease payments under noncancelable operating leases and future minimum capital lease payments as of March 31, 1998 are as follows:

                                                            CAPITAL  OPERATING
                                                             LEASES    LEASES
                                                            -------- ----------
Year ending March 31,
    1999................................................... $278,306 $  217,243
    2000...................................................  241,781    218,900
    2001...................................................  161,984    197,217
    2002...................................................   45,007    200,192
    2003...................................................       --    201,843
    Thereafter.............................................       --    622,065
                                                            -------- ----------
    Total minimum lease payments...........................  727,078 $1,657,460
                                                                     ==========
      Less amount representing interest....................  104,170
                                                            --------
    Present value of net minimum lease payments............  622,908
      Less current maturities..............................  221,094
                                                            --------
    Long-term maturities................................... $401,814
                                                            ========

7. RELATED PARTIES

  The Company is affiliated with two separate companies through common ownership and management. The two affiliated companies are CTS and Automotive Technology, Inc. (ATI). On a contract by contract basis, the Company sells certain equipment to CTS and purchases certain equipment from CTS. ATI provides vehicle maintenance services to the Company.

  Transactions with affiliated companies included in the accompanying statement of operations for the year ended March 31, 1998 are as follows:

                                                                  CTS      ATI
                                                                -------- -------
        Revenues............................................... $109,004 $    --
        Cost of services.......................................  453,589 121,004
        Management fee income..................................   75,000      --

  Included in the accompanying balance sheet as of March 31, 1998 are the following balances associated with affiliated companies:

                                                                       CTS   ATI
                                                                     ------- ---
        Accounts receivable......................................... $66,207  --
        Accounts payable............................................  95,757  --

8. EMPLOYEE BENEFIT PLANS

  The Company has a 401(k) plan which provides benefits to employees. Substantially all employees who meet certain eligibility requirements are eligible to participate. Participants may elect to defer up to 15% of compensation, subject to the total limit on deferrals for each calendar year in accordance with Section 401(k) of

                          PREMEX, INC. AND SUBSIDIARY
the Internal Revenue Code. The Company makes matching contributions of 10% of the first 6% of compensation deferred by each participant. The plan does not have any vesting requirements regarding Company contributions. Total Company contributions to the plan for the year ended March 31, 1998 were $35,410.

  The Company has an Employee Equity Plan which provides for the award of hypothetical shares of Common Stock ("Units") to certain officers and key employees. The value of each Unit on the award date is equal to the current book value of a share of Common Stock. Benefits will be paid in cash upon termination of employment over a five year period. As of March 31, 1998, Units were held by 17 employees. The Company recognized compensation expense under the Employee Equity Plan of $150,521 in the year ended March 31, 1998.

9. INCOME TAXES

  Income tax expense consists of the following:

Federal:
  Current............................................................. $ 180,348
  Deferred............................................................   238,720
State:
  Current.............................................................    31,826
  Deferred............................................................    41,888
                                                                       ---------
                                                                       $ 492,782
                                                                       =========

  Total income tax expense differs from the amount computed by applying the U.S. federal statutory income tax rate of 34% to income before income tax provision for the year ended March 31, 1998 as a result of the following:

Expense at statutory rate............................................ $ 398,971
Increase resulting from:
  State income taxes, net of federal benefit.........................    48,651
  Nondeductible expenses.............................................    18,572
  Other..............................................................    26,588
                                                                      ---------
                                                                      $ 492,782
                                                                      =========

  The components of the deferred income tax assets and liabilities as of March 31, 1998 are as follows:

Deferred income tax assets:
  Net operating loss carryforward..................................... $393,408
  Allowance for doubtful accounts.....................................   56,653
  Accrued vacation and other..........................................   57,572
  Valuation allowance.................................................       --
                                                                       --------
    Total deferred income tax asset...................................  507,633
Deferred income tax liabilities--depreciation.........................   15,601
                                                                       --------
    Net deferred tax asset............................................ $492,032
                                                                       ========

  The Company's net operating loss carryforwards expire from 2007 to 2008, and are limited on amounts that can be utilized in any one year. Management believes it is more likely than not the Company will realize the benefits of the net deferred income tax asset.

                          PREMEX, INC. AND SUBSIDIARY

10. COMMITMENTS AND CONTINGENCIES

  The Company may be involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company's financial position, results of operations or liquidity.

11. SUBSEQUENT EVENT

  The Company has entered into an agreement whereby Group Maintenance America Corp. (GroupMAC) will acquire all of the outstanding shares of the Company for a combination of cash and common stock of GroupMAC.

                         INDEPENDENT AUDITORS' REPORT

The Board of Directors
Barr Electric Corporation:

  We have audited the accompanying balance sheet of Barr Electric Corporation as of December 31, 1997, and the related statements of operations, shareholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Barr Electric Corporation as of December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                          KPMG PEAT MARWICK LLP

Houston, Texas

July 9, 1998

                              BARR ELECTRIC CORP.

                              BALANCE SHEETS

                                                       DECEMBER 31,  MARCH 31,
                                                           1997        1998
                                                       ------------ -----------
                                                                    (UNAUDITED)
                        ASSETS
CURRENT ASSETS:
  Cash and cash equivalents...........................  $1,418,516  $1,126,581
  Accounts receivable--trade, net of allowance for
   doubtful accounts of $15,000.......................     779,693     432,456
  Accounts receivable, Other..........................      12,307      12,007
  Inventories.........................................     113,790     104,882
  Costs and estimated earnings in excess of billings
   on uncompleted contracts...........................      59,749      23,661
  Prepaid expenses and other current assets...........      28,920      19,691
                                                        ----------  ----------
    Total current assets..............................   2,412,975   1,719,278
MACHINERY AND EQUIPMENT, NET..........................     126,131     122,221
CASH SURRENDER VALUE OF LIFE INSURANCE POLICY.........     226,856     226,856
                                                        ----------  ----------
    Total assets......................................  $2,765,962  $2,068,355
                                                        ==========  ==========
         LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable....................................  $  158,924  $   41,188
  Accrued expenses....................................     210,841     119,335
                                                        ----------  ----------
    Total current liabilities.........................     369,765     160,523
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY:
  Common stock--$1.00 par value; 100,000 shares
   authorized, 50,000 issued and outstanding..........      50,000      50,000
  Treasury Stock......................................    (248,791)   (248,791)
  Retained earnings...................................   2,594,988   2,106,623
                                                        ----------  ----------
    Total shareholders' equity........................   2,396,197   1,907,832
                                                        ----------  ----------
    Total liabilities and shareholders' equity........  $2,765,962  $2,068,355
                                                        ==========  ==========


                See accompanying notes to financial statements.

                              BARR ELECTRIC CORP.

                         STATEMENTS OF OPERATIONS

                                                            THREE MONTHS ENDED
                                                YEAR ENDED       MARCH 31,
                                               DECEMBER 31, --------------------
                                                   1997        1997       1998
                                               ------------ ----------  --------
                                                                (UNAUDITED)
REVENUES.....................................   $7,716,731  $1,291,112  $949,913
COST OF SERVICES.............................    5,148,132   1,056,797   712,139
                                                ----------  ----------  --------
    Gross profit.............................    2,568,599     234,315   237,774
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES.    1,495,834     165,598   206,047
                                                ----------  ----------  --------
    Income from operations...................    1,072,765      68,717    31,727
OTHER INCOME (EXPENSE):
  Interest income............................       41,679       8,265     9,908
  Other, net.................................       (3,564)     (3,564)       --
                                                ----------  ----------  --------
NET INCOME...................................   $1,110,880  $   73,418  $ 41,635
                                                ==========  ==========  ========



                See accompanying notes to financial statements.

                              BARR ELECTRIC CORP.

                       STATEMENT OF SHAREHOLDERS' EQUITY
                          YEAR ENDED DECEMBER 31, 1997

                                                                       TOTAL
                                    COMMON  TREASURY    RETAINED   SHAREHOLDERS'
                                     STOCK    STOCK     EARNINGS      EQUITY
                                    ------- ---------  ----------  -------------
Balance, December 31, 1996......... $50,000 $(248,791) $2,424,108   $2,225,317
  Net income.......................      --        --   1,110,880    1,110,880
  Distributions....................      --        --    (940,000)    (940,000)
                                    ------- ---------  ----------   ----------
Balance, December 31, 1997......... $50,000 $(248,791) $2,594,988   $2,396,197
                                    ======= =========  ==========   ==========



                See accompanying notes to financial statements.

                              BARR ELECTRIC CORP.

                         STATEMENTS OF CASH FLOWS

                                                          THREE MONTHS ENDED
                                              YEAR ENDED       MARCH 31,
                                             DECEMBER 31, --------------------
                                                 1997       1997       1998
                                             ------------ --------  ----------
                                                              (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income.................................  $1,110,880  $ 73,418  $   41,635
 Adjustments to reconcile net income to net
  cash provided by operating activities:
  Depreciation..............................      34,374     4,801       3,910
  Loss on sale of machinery and equipment...       3,564     3,564          --
  Change in operating assets and
   liabilities:
   (Increase) decrease in -
    Accounts receivable--Trade..............     325,916    41,068     347,237
    Accounts receivable--Other..............       1,800     1,566         300
    Inventories.............................     (19,213)   (5,579)      8,908
    Costs and estimated earnings in excess
     of billings on uncompleted contracts...      13,048        --      36,088
    Prepaid expenses and other current
     assets.................................     (13,830)   (8,756)      9,229
   Increase (decrease) in -
    Accounts payable........................      97,662    28,804    (117,736)
    Accrued expenses........................      28,325   (53,366)    (91,506)
                                              ----------  --------  ----------
     Net cash provided by operating
      activities............................   1,582,526    85,520     238,065
                                              ----------  --------  ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Purchases of machinery and equipment.......     (60,508)  (45,811)         --
 Proceeds from sale of equipment............       1,000     1,000          --
 Other......................................      (5,500)       --          --
                                              ----------  --------  ----------
     Net cash used in investing activities..     (65,008)  (44,811)         --
                                              ----------  --------  ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Distributions to shareholders..............    (940,000) (340,000)   (530,000)
                                              ----------  --------  ----------
     Net cash used in financing activities..    (940,000) (340,000)   (530,000)
                                              ----------  --------  ----------
NET CHANGE IN CASH AND CASH EQUIVALENTS.....     577,518  (299,291)   (291,935)
CASH AND CASH EQUIVALENTS, beginning of
 period.....................................     840,998   840,998   1,418,516
                                              ----------  --------  ----------
CASH AND CASH EQUIVALENTS, end of period....  $1,418,516  $541,707  $1,126,581
                                              ==========  ========  ==========


                See accompanying notes to financial statements.

                              BARR ELECTRIC CORP.

                         NOTES TO FINANCIAL STATEMENTS

1. BUSINESS AND ORGANIZATION

  Barr Electric Corp. (the Company), an Illinois corporation, is a provider of electrical contracting services consisting of installation, service and maintenance of electrical systems primarily in the Chicago, Illinois area. This work is performed under fixed price contracts subject to modifications based on approved change orders or under time and material contracts.

2. SUMMARY OF SIGNIFICANT POLICIES

 Interim Financial Information

  The interim financial statements for the three months ended March 31, 1997 and 1998 are unaudited, and certain information and footnote disclosures, normally included in financial statements prepared in accordance with generally accepted accounting principles, have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the financial position, results of operations and cash flows with respect to the interim financial statements, have been included. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Revenue and Cost Recognition

  Revenues from fixed price contracts are recognized on the percentage of completion method. The completed percentage is measured by the percentage of cost incurred to date as compared to the estimated total cost for each contract, including work for approved change orders. Revenue from time and material contracts is recognized at the completion of the job.

  Contract costs include all direct material, subcontract and labor costs and a provision for indirect costs such as indirect labor, payroll taxes, tools, equipment rental, permits, union welfare payments, truck expense and depreciation. Selling, general and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, and estimated profitability may result in revisions to costs and revenues and are recognized in the period in which the revisions are determined.

  The Company's largest three customers accounted for 86% of total revenues for the year ended December 31, 1997.

 Cash and cash equivalents

  The Company considers investments in money market accounts and certificates of deposits purchased with an original maturity of three months or less to be cash equivalents.

 Inventories

  Inventories consist of parts and supplies used in the Company's operations. The inventory is valued at the lower of cost or market, with cost determined using the weighted average method of valuation.

                              BARR ELECTRIC CORP.

 Machinery and Equipment

  Machinery and equipment are stated at cost. Depreciation is computed using the straight-line method over the useful lives of the assets. Expenditures for major renewals and improvements, which extend the useful lives of existing equipment, are capitalized and depreciated. Expenditures for repairs and maintenance are charged to expense when incurred. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statements of operations.



 Income Taxes

  The Company has elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under those provisions, the Company does not pay corporate income taxes on its taxable income. Instead, the shareholders are liable for individual income taxes on their respective shares of the Company's net operating income in their individual income tax returns. Therefore, no income tax expense appears on these financial statements.

3. PROFIT SHARING PLAN

  The Company has a Profit-Sharing Plan for eligible non-union employees. All contributions to the plan are 100% vested in the employees' accounts and are made at the discretion of management. The Company's contribution to the plan was $91,711 in 1997.

4. LEASES

  The Company operates from a leased facility under an operating lease that expires March 14, 2000. The annual rental amount under the current lease agreement is $55,000.

  Net future minimum rental payments required under operating leases as of December 31, 1997 are as follows:

      YEARS ENDING
      DECEMBER 31,
      ------------
       1998............................................................ $ 55,000
       1999............................................................   56,742
       2000............................................................   11,917
                                                                        --------
                                                                        $123,659
                                                                        --------

  In addition to these minimum rentals, the Company agrees to pay their percentage of any increases in the real estate taxes and operating expenses over the base year period of January 1, 1995 to December 31, 1995.

                              BARR ELECTRIC CORP.

5. COSTS AND ESTIMATED EARNINGS ON UNCOMPLETED CONTRACTS

  A summary of the status of uncompleted contracts as of December 31, 1997 is as follows:

      Costs incurred................................................ $  748,015
      Estimated earnings recognized.................................    266,388
                                                                     ----------
                                                                      1,014,403
      Less billings on contracts....................................    954,654
                                                                     ----------
                                                                     $   59,749
                                                                     ==========

  The costs and estimated earnings on uncompleted contracts in excess of amounts billed are included in the accompanying balance sheet under the caption "Costs and estimated earnings in excess of billings on uncompleted contracts".

6. MACHINERY AND EQUIPMENT

  The principal categories of machinery and equipment as of December 31, 1997 are as follows:

      Machinery and equipment......................................... $ 43,191
      Vehicles........................................................  156,940
      Office equipment and furniture..................................  198,831
      Leasehold improvements..........................................   27,247
                                                                       --------
                                                                        426,209
      Less: Accumulated depreciation..................................  300,078
                                                                       --------
                                                                       $126,131
                                                                       ========

  Fixed assets generally are depreciated over useful lives of 5-7 years.

7. EMPLOYEE BENEFIT PLANS

  The Company makes contributions to a union-administered benefit fund which covers a majority of the Company's employees. For the year ended December 31, 1997, the participant costs charged to operations were approximately $0.9 million. Governmental regulations impose certain requirements relative to multi-employer plans. In the event of a plan's termination or employer withdrawal, the Company may be liable for a portion of the plans' unfunded vested benefits, if any. The Company has not yet received information from the plans' administrators to determine its share of any unfunded vested benefits. The Company does not anticipate withdrawal from the plans, nor is the Company aware of any expected plan terminations.

8. COMMITMENTS AND CONTINGENCIES

  The Company is involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company's financial position, results of operations or liquidity.

  Many computer software programs, as well as certain hardware and equipment containing date sensitive data, were structured to utilize a two-digit date field meaning that they may not be able to properly recognize dates in the year 2000 and later. This could result in significant system and equipment failures. The Company has assessed its current software programs and determined that the Company's software programs will need to

                              BARR ELECTRIC CORP.

be replaced. It is the Company's intentions to replace affected software before the year 2000. Assessments and cost estimates are being conducted currently by Group Maintenance America Corp. which acquired the Company as discussed in note 9.

9. SUBSEQUENT EVENT

  In March 1998, the Company entered into an agreement whereby Group Maintenance America Corp. (GroupMAC) has acquired all of the outstanding shares of the Company for a combination of cash and common stock of GroupMAC.

  (b) Pro forma financial information.

                        GROUP MAINTENANCE AMERICA CORP.

                         UNAUDITED PRO FORMA COMBINED
                             FINANCIAL STATEMENTS

  Although for legal purposes Airtron, Inc. ("Airtron") was acquired by Group Maintenance America Corp. ("GroupMAC"), for accounting purposes, the transaction was accounted for as a reverse acquisition, as if Airtron acquired GroupMAC, due to the fact that the former shareholders of Airtron then owned a majority of the GroupMAC common stock. The following unaudited pro forma combined financial statements give effect to the acquisition of Airtron and
(i) 10 companies acquired prior to the IPO (together with Airtron, the "Pre-Offering Companies"), (ii) 13 companies acquired in connection with the IPO (the "Offering Acquisition Companies") and (iii) 15 companies in the first quarter of 1998 (the "First Quarter Post-Offering Companies") and 12 companies in the second quarter of 1998 and one probable future acquisition (the "Second Quarter Post-Offering Companies", and together with the First Quarter Post-Offering Companies, the "Post-Offering Companies", the Pre-Offering Companies and the Offering Acquisition Companies, the "GroupMAC Companies"). The Post-Offering Companies are as follows:

                                                                         DATE
                               COMPANY                                 ACQUIRED
                               -------                                 --------
Sterling Air Conditioning, Inc........................................  1/6/98
A-1 Mechanical of Lansing, Inc........................................ 1/15/98
Air Conditioning Engineers, Inc....................................... 1/15/98
Air Conditioning, Plumbing & Heating Service Co., Inc................. 1/15/98
Hungerford Mechanical Corporation..................................... 1/15/98
Mechanical Interiors, Inc............................................. 1/15/98
Valley Wide Plumbing & Heating, Inc................................... 1/15/98
Weigold & Sons, Inc................................................... 1/15/98
AA Advance Air, Inc................................................... 2/12/98
DIVCO, Inc............................................................ 2/12/98
J. D. Steward Air Conditioning, Inc................................... 2/13/98
New Construction Air Conditioning, Inc................................ 2/13/98
Aircon Energy, Incorporated........................................... 3/13/98
Ray & Claude Goodwin, Inc. (d/b/a "Ray's Plumbing, Inc.")............. 3/13/98
Sun Plumbing, Inc..................................................... 3/13/98
Barr Electric Corp....................................................  5/8/98
Premex, Inc. and Subsidiary (d/b/a "Commercial Air, Power & Cable,
 Inc.")...............................................................  5/8/98
Vantage Mechanical Contractors, Inc................................... 5/12/98
Wade's Heating and Cooling............................................ 5/15/98
Gilbert Mechanical Contractors, Inc................................... 5/15/98
HPS Plumbing Services, Inc............................................ 5/15/98
Atlantic Industrial Constructors, Inc. ............................... 6/12/98
Colonial Air Conditioning, Inc........................................ 6/12/98
Laney's, Inc. ........................................................ 6/12/98
Noron, Inc. .......................................................... 6/12/98
Team Mechanical, Inc. ................................................ 6/12/98
Air Conditioning and Heating Service, Inc............................. 6/14/98
The Farfield Company..................................................    *

--------
*GroupMAC has identified this company as an acquisition probable of occurring.

  All of the acquisitions were or will be accounted for under the purchase method of accounting. These unaudited pro forma combined financial statements are based on the historical financial statements of the acquired companies and estimates and assumptions set forth below and in the notes to the unaudited pro forma combined financial statements.

  The unaudited pro forma combined balance sheet combines the historical consolidated balance sheet of the Company and the balance sheets of the Second Quarter Post-Offering Companies, as if such acquisitions had occurred on March 31, 1998. The accompanying unaudited pro forma statements of operations of the Company combines the historical statements of operations of the Company and the statements of operations of the acquired entities as if such acquisitions had occurred on January 1, 1997.

  GroupMAC has analyzed the savings that it expects to realize from reductions in salaries and certain benefits to the owners. To the extent the owners of the GroupMAC Companies have agreed prospectively to reductions in salary, bonuses and benefits, these reductions have been reflected in the pro forma combined statements of operations. With respect to other potential cost savings, GroupMAC cannot fully quantify these savings at this time. It is anticipated that these savings will be partially offset by costs related to GroupMAC's corporate management and by the costs associated with being a public company. However, because these savings and costs cannot be accurately quantified at this time, they have not been included in the pro forma combined financial information of GroupMAC.

  The pro forma adjustments are based on available information and certain assumptions that management deems appropriate and may be revised as additional information becomes available. Certain acquisitions are subject to final equity adjustments, of which an estimate is reflected in the pro forma adjustments. The pro forma combined financial data do not purport to represent what GroupMAC's financial position or results of operations would actually have been if such transactions had in fact occurred on those dates and are not necessarily representative of GroupMAC's financial position or results of operations for any future period. Since the acquisitions have not historically been under common control or management, historical pro forma combined results may not be indicative of or comparable to future performance. The unaudited pro forma combined financial statements should be read in conjunction with other financial statements and notes thereto included in GroupMAC's Transition Report on Form 10-K for the ten month period ended December 31, 1997 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 1998.

                        GROUP MAINTENANCE AMERICA CORP.

                  UNAUDITED PRO FORMA COMBINED BALANCE SHEET

                                MARCH 31, 1998

                                (IN THOUSANDS)

                                                                         OTHER
                                                                      2ND QUARTER
                          GROUPMAC AND COMMERCIAL   BARR    ATLANTIC  ACQUISITION  PRO FORMA
                          SUBSIDIARIES    AIR     ELECTRIC INDUSTRIAL  COMPANIES  ADJUSTMENTS PRO FORMA
         ASSETS           ------------ ---------- -------- ---------- ----------- ----------- ---------
CURRENT ASSETS:
 Cash and cash equiva-
 lents..................    $  5,715     $   18    $1,127    $1,750     $ 2,014    $(10,624)  $     --
 Accounts receivable
   Trade, net of allow-
   ance.................      67,745      3,560       432     3,447      21,737          --     96,921
   Other................          --         --        12         4          46          --         62
 Due from related par-
 ties...................          --         66        --        --         336        (403)        (1)
 Inventories............      12,227        475       105        --       1,938          --     14,745
 Costs and estimated
 earnings in excess of
 billings on uncom-
 pleted contracts.......       8,047        452        24     1,153       4,500          --     14,176
 Deferred tax asset.....       2,734        158        --        --          12      (1,028)     1,876
 Prepaid expenses and
 other current assets...       1,912         34        20        59         914          --      2,939
                            --------     ------    ------    ------     -------    --------   --------
    Total current as-
    sets................      98,380      4,763     1,720     6,413      31,497     (12,055)   130,718
PROPERTY AND EQUIPMENT,
net.....................      18,806      1,271       122     1,005       7,633          --     28,837
GOODWILL, net...........     139,789         --        --        --          --      82,709    222,498
DEFERRED TAX ASSETS.....       4,804        334        --        --          42        (240)     4,940
REFUNDABLE INCOME TAXES.       3,478         --        --        --          --          --      3,478
OTHER NONCURRENT ASSETS.       1,886        279       226       142         175        (114)     2,594
                            --------     ------    ------    ------     -------    --------   --------
    Total assets........    $267,143     $6,647    $2,068    $7,560     $39,347    $ 70,300   $393,065
                            ========     ======    ======    ======     =======    ========   ========
    LIABILITIES AND
  SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
 Accounts payable and
 accrued expenses.......    $ 41,334     $2,186    $  160    $1,440     $ 9,090    $     --   $ 54,210
 Short-term debt, in-
 cluding current matu-
 rities.................       1,466        649        --        --       4,090      (1,837)     4,368
 Billings in excess of
 costs and estimated
 earnings on uncom-
 pleted contracts.......      10,482        457        --       178       4,188          --     15,305
 Liability for warranty
 costs..................          --         --        --        --         109          --        109
 Deferred service reve-
 nue....................       3,127         83        --        --          42          --      3,252
 Income taxes payable...       1,722        102        --        --         706          --      2,530
 Deferred tax liabili-
 ties...................          --         --        --        --         961        (961)        --
 Other current liabili-
 ties...................       5,375         --        --        --          --          --      5,375
 Due to related par-
 ties...................       2,151         96        --       205          --        (301)     2,151
                            --------     ------    ------    ------     -------    --------   --------
    Total current lia-
    bilities............      65,657      3,573       160     1,823      19,186      (3,099)    87,300
LONG-TERM DEBT, net of
current maturities......      21,313        580        --        --       2,498      52,381     76,772
SUBORDINATED DEBT.......         820         --        --        --          --          --        820
LEASE OBLIGATIONS.......          --        402        --        --         107        (509)        --
DEFERRED TAX LIABILI-
TIES....................          --         --        --        --         240        (240)        --
DEFERRED COMPENSATION...          --        678        --        --          --        (678)        --
DUE TO RELATED PARTIES..       9,745         --        --        --         616        (616)     9,745
OTHER LONG-TERM LIABILI-
TIES....................       1,048         --        --        --          --          --      1,048
SHAREHOLDERS' EQUITY:
 Common stock...........          23          1        50         2         873        (922)        27
 Additional paid-in
 capital................     198,776          1        --       376       3,055      45,384    247,592
 Retained earnings
 (deficit)..............     (30,239)     1,412     2,107     5,359      12,982     (21,860)   (30,239)
 Treasury stock.........          --         --      (249)       --        (210)        459         --
                            --------     ------    ------    ------     -------    --------   --------
    Total shareholders'
    equity..............     168,560      1,414     1,908     5,737      16,700      23,061    217,380
                            --------     ------    ------    ------     -------    --------   --------
    Total liabilities
    and shareholders'
    equity..............    $267,143     $6,647    $2,068    $7,560     $39,347    $ 70,300   $393,065
                            ========     ======    ======    ======     =======    ========   ========

   The accompanying notes are an integral part of these unaudited pro forma combined financial statements.

                        GROUP MAINTENANCE AMERICA CORP.

             UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                   FOR THE THREE MONTHS ENDED MARCH 31, 1998

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                        OTHER
                                                                        POST-
                          GROUPMAC AND COMMERCIAL   BARR    ATLANTIC  OFFERING   PRO FORMA
                          SUBSIDIARIES    AIR     ELECTRIC INDUSTRIAL COMPANIES ADJUSTMENTS   PRO FORMA
                          ------------ ---------- -------- ---------- --------- -----------   ---------
REVENUES................    $107,092     $5,003     $950     $5,428    $34,336    $    --     $152,809
COST OF SERVICES........      82,706      3,921      712      4,397     27,279         --      119,015
                            --------     ------     ----     ------    -------    -------     --------
  Gross profit..........      24,386      1,082      238      1,031      7,057         --       33,794
SELLING, GENERAL AND
ADMINISTRATIVE EXPENSES.      18,994        918      206        403      5,451       (117)(a)   25,855
GOODWILL AMORTIZATION...         821         --       --         --         --        570 (b)    1,391
                            --------     ------     ----     ------    -------    -------     --------
  Income from
  operations............       4,571        164       32        628      1,606       (453)       6,548
OTHER INCOME (EXPENSE):
  Interest expense......        (413)       (41)      --         (4)      (186)      (722)(c)   (1,366)
  Interest income.......         184         --       10         31         24       (249)(d)       --
  Other.................          (5)        25       --         13         10         --           43
                            --------     ------     ----     ------    -------    -------     --------
   INCOME BEFORE INCOME
   TAX PROVISION........       4,337        148       42        668      1,454     (1,424)       5,225
INCOME TAX PROVISION....       2,065        394       --          8         36        145 (e)    2,648
                            --------     ------     ----     ------    -------    -------     --------
NET INCOME..............    $  2,272     $ (246)    $ 42     $  660    $ 1,418    $(1,569)    $  2,577
                            ========     ======     ====     ======    =======    =======     ========
BASIC EARNINGS PER
SHARE:
  EARNINGS PER SHARE....    $   0.10                                                          $   0.10
                            ========                                                          ========
  WEIGHTED AVERAGE
  SHARES................      23,141                                                            26,892 (f)
                            ========                                                          ========
DILUTED EARNINGS PER
SHARE:
  EARNINGS PER SHARE....    $   0.10                                                          $   0.09
                            ========                                                          ========
  WEIGHTED AVERAGE
  SHARES................      23,495                                                            27,283 (f)
                            ========                                                          ========


   The accompanying notes are an integral part of these unaudited pro forma combined financial statements.

                        GROUP MAINTENANCE AMERICA CORP.

             UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                     FOR THE YEAR ENDED DECEMBER 31, 1997

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                                                OTHER PRE-
                                                                                                                 OFFERING,
                    GROUPMAC AND                                                                                 OFFERING
                        SUBS                                                                                    ACQUISITION
                     YEAR ENDED                                                     SUPPLEMENTAL                 AND POST-
                    DECEMBER 31,                     COMMERCIAL   BARR    ATLANTIC   PRO FORMA     SUPPLEMENTAL  OFFERING
                        1997     HUNGERFORD  MIINC      AIR     ELECTRIC INDUSTRIAL ADJUSTMENTS     PRO FORMA    COMPANIES
                    ------------ ---------- -------  ---------- -------- ---------- ------------   ------------ -----------
REVENUES...........   $138,479    $32,850   $42,283   $20,750    $7,717   $37,035     $    --        $279,114    $390,798
COST OF SERVICES...    101,762     24,602    35,909    13,855     5,148    28,625          --         209,901     303,785
                      --------    -------   -------   -------    ------   -------     -------        --------    --------
 Gross profit......     36,717      8,248     6,374     6,895     2,569     8,410          --          69,213      87,013
SELLING, GENERAL
AND ADMINISTRATIVE
EXPENSES...........     35,862      5,591     5,360     5,649     1,496     1,936      (1,844)(a)      54,050      79,485
GOODWILL
AMORTIZATION.......        633         --        --        --        --        --       1,641 (b)       2,274          --
                      --------    -------   -------   -------    ------   -------     -------        --------    --------
 Income from
 operations........        222      2,657     1,014     1,246     1,073     6,474         203          12,889       7,528
OTHER INCOME
(EXPENSE):
 Interest expense..     (1,542)      (121)      (73)     (152)       --       (24)       (850)(c)      (2,762)     (2,018)
 Interest income...        398         89        21        10        42        91          --             651         437
 Other.............        112         42        --        69        (4)       27          --             246         387
                      --------    -------   -------   -------    ------   -------     -------        --------    --------
   INCOME (LOSS)
   BEFORE INCOME
   TAX PROVISION...       (810)     2,667       962     1,173     1,111     6,568        (647)         11,024       6,334
INCOME TAX
PROVISION..........      2,832         --       409       493        --        11       4,477 (e)       8,222       2,578
                      --------    -------   -------   -------    ------   -------     -------        --------    --------
NET INCOME (LOSS)..   $ (3,642)   $ 2,667   $   553   $   680    $1,111   $ 6,557     $(5,124)       $  2,802    $  3,756
                      ========    =======   =======   =======    ======   =======     =======        ========    ========
BASIC EARNINGS
(LOSS) PER SHARE:
 EARNINGS (LOSS)
 PER SHARE.........   $  (0.34)
                      ========
 WEIGHTED AVERAGE
 SHARES............     10,800
                      ========
DILUTED EARNINGS
(LOSS) PER SHARE:
 EARNINGS (LOSS)
 PER SHARE.........   $  (0.34)
                      ========
 WEIGHTED AVERAGE
 SHARES............     10,800
                      ========
                     COMBINED
                     PRO FORMA
                    ADJUSTMENTS   PRO FORMA
                    ------------- -------------
REVENUES...........   $    --     $669,912
COST OF SERVICES...        --      513,686
                    ------------- -------------
 Gross profit......        --      156,226
SELLING, GENERAL
AND ADMINISTRATIVE
EXPENSES...........   (26,614)(a)  106,921
GOODWILL
AMORTIZATION.......     3,288 (b)    5,562
                    ------------- -------------
 Income from
 operations........    23,326       43,743
OTHER INCOME
(EXPENSE):
 Interest expense..      (685)(c)   (5,465)
 Interest income...    (1,088)(d)       --
 Other.............        --          633
                    ------------- -------------
   INCOME (LOSS)
   BEFORE INCOME
   TAX PROVISION...    21,553       38,911
INCOME TAX
PROVISION..........     6,989 (e)   17,789
                    ------------- -------------
NET INCOME (LOSS)..   $14,564     $ 21,122
                    ============= =============
BASIC EARNINGS
(LOSS) PER SHARE:
 EARNINGS (LOSS)
 PER SHARE.........               $   0.79
                                  =============
 WEIGHTED AVERAGE
 SHARES............                 26,892 (f)
                                  =============
DILUTED EARNINGS
(LOSS) PER SHARE:
 EARNINGS (LOSS)
 PER SHARE.........               $   0.77
                                  =============
 WEIGHTED AVERAGE
 SHARES............                 27,283 (f)
                                  =============


   The accompanying notes are an integral part of these unaudited pro forma combined financial statements.

                        GROUP MAINTENANCE AMERICA CORP.

          NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

1. BACKGROUND:

  The respective results of operations for the Pre-Offering and Offering Acquisition Companies from January 1, 1997 to the dates of the acquisitions were combined with the Company and the Post-Offering Companies', excluding Premex, Inc. ("Commercial Air"), actual results of operations for the twelve months ended December 31, 1997 and Commercial Air for the twelve months ended March 31, 1998 to determine the pro forma results of operations for the twelve months ended December 31, 1997. The respective results of operations for the Post-Offering Companies from January 1, 1998 to the dates of the acquisitions, or March 31, 1998 for acquisitions consummated subsequent to March 31, 1998, were combined with actual results of the Company for the three months ended March 31, 1998 to determine the pro forma results of operations for the three months ended March 31, 1998.

2. ACQUISITIONS:

  The acquisitions of the Pre-Offering Companies were financed by borrowings under a credit agreement dated May 2, 1997 (the "Original Credit Agreement"). The Original Credit Agreement provided secured facilities consisting of (a) an 18-month revolving credit facility providing up to $3 million in revolving loans (the "Revolving Credit Facility"), (b) a six-year term loan of $20 million to help fund the acquisition of Airtron (the "Airtron Term Loan"), and
(c) a term loan facility available until October 31, 1998, providing for up to $12 million in term loans having a final maturity six years after the date of the Original Credit Agreement (the "Acquisition Credit Facility"). Borrowings under this facility were repaid with proceeds from the Company's initial public offering of its Common Stock (the "IPO").

  The results of operations of the acquired businesses are included in the actual results of operations of the Company from the date of acquisition and the historical balance sheet at March 31, 1998 includes the acquisitions completed as of that date. All of the acquisitions are accounted for as purchases. The cash consideration associated with the acquisition of the Offering Acquisition Companies and the Post-Offering Companies was provided by proceeds from the IPO and borrowings under a credit agreement dated December 11, 1997 (the "Credit Agreement"). The Credit Agreement is more fully described in Note 7 to the GroupMAC and subsidiaries consolidated financial statements and notes thereto included in GroupMAC's Transition Report on Form 10-K for the ten month period ended December 31, 1997.

  The following table sets forth the consideration paid or to be paid in (a) cash, (b) subordinated debt, (c) shares of non-convertible, non-voting Preferred Stock to the shareholders of the Pre-Offering Companies and (d) shares of Common Stock to the shareholders of the Pre-Offering, Offering Acquisition and Post-Offering Companies. The Preferred Stock was redeemable at any time after the initial issuance, in whole or in part, at the option of the Company, at an amount equal to the liquidation value of $1.00 per share plus any accrued but unpaid dividends. Redemption of all outstanding Preferred Stock occurred in connection with the IPO.

  For purposes of computing the estimated purchase price for accounting purposes for the Second Quarter Post-Offering Companies, the value of the Common Stock is determined using an estimated weighted average fair value of $13.79 per share, which represents a discount rate of 19% from the weighted average stock price of $17.08 at the respective dates of acquisition due primarily to restrictions on the sale and transferability of such shares. The restrictions are created by a contractual restriction imposed on the shares issued in connection with the acquisition of the acquired businesses. This contractual provision prohibits the shareholders from selling, transferring or otherwise disposing of any shares for one year following the date of acquisition of such shares and limiting dispositions for one additional year to no more than 36% of their holdings.

  The estimated purchase price and related allocations of the excess purchase price for the Post-Offering Companies are based upon preliminary estimates and are subject to certain purchase price adjustments at and following closing. Based upon management's preliminary analysis, it is anticipated that the historical carrying

                        GROUP MAINTENANCE AMERICA CORP.

value of the assets and liabilities of the Second Quarter Post-Offering Companies (representing $22.4 million) will approximate fair value. This results in an allocation to goodwill of approximately $82.7 million. Management has not identified any other material tangible or identifiable intangible assets to which a portion of the purchase price could reasonably be allocated. Amounts in thousands.

                                  SUBORDINATED     SHARES OF         SHARES OF         TOTAL
                           CASH       DEBT     PREFERRED STOCK(1) COMMON STOCK(3) CONSIDERATION(2)
                         -------- ------------ ------------------ --------------- ----------------
Airtron................. $ 20,849     $ --           14,873            4,652          $ 58,192
                         --------     ----           ------           ------          --------
Pre-Offering Companies
 (excluding Airtron)....   12,504       --            4,405            1,437            32,033
Offering Acquisition
 Companies..............   30,585       --               --            3,007            64,851
First Quarter Post-
 Offering Companies.....   36,666      820               --            2,506            68,228
Second Quarter Post-
 Offering Companies.....   56,243       --               --            3,313           105,063
                         --------     ----           ------           ------          --------
  Total Acquisitions....  135,998      820            4,405           10,263           270,175
                         --------     ----           ------           ------          --------
  Totals................ $156,847     $820           19,278           14,915          $328,367
                         ========     ====           ======           ======          ========

--------
(1) The preferred stock is valued at $1 per share. This stock was redeemed for $1 per share in connection with the IPO.

(2) The total consideration specified above has been reduced by distributions totaling $8.1 million representing substantially all of the previously taxed undistributed earnings of such acquired companies from the acquired companies that are S corporations.

(3) Excludes 0.2 million of options to purchase common stock.

                        GROUP MAINTENANCE AMERICA CORP.

3. UNAUDITED PRO FORMA COMBINED BALANCE SHEET ADJUSTMENTS

  a) Records the S Corporation distributions of $4.3 million on one of the Second Quarter Post-Offering Companies to be satisfied with cash and notes to the selling shareholders. Also records the deferred income tax liabilities associated with converting all acquired companies taxed under Subchapter S of the Internal Revenue Code (the Code) to corporations taxed under Subchapter C of the Code.

  b) Records the settlement of all shareholder receivables and payables with cash at closing.

  c) Records the elimination of all assets and liabilities of the Second Quarter Post-Offering Companies that are specifically excluded as part of the purchase transaction.

  d) Records the elimination of the historical equity accounts of the Second Quarter Post-Offering Companies.

  e) Records the purchase of the Second Quarter Post-Offering Companies, including the cash, options to purchase Common Stock and Common Stock consideration due to these companies.

  f) Records the refinancing of debt assumed in connection with the acquisition of the Second Quarter Post-Offering Companies with the Credit Agreement.

  The following table summarizes unaudited pro forma combined balance sheet adjustments (in thousands):

                                                                              PRO FORMA
                            (A)     (B)    (C)     (D)       (E)      (F)    ADJUSTMENTS
                          -------  ------  ----  -------   --------  ------  -----------
Cash and cash
 equivalents............  $(1,400) $ (514) $ --  $    --   $ (8,710) $   --   $(10,624)
Due from related
 parties................       --    (403)   --       --         --      --       (403)
Deferred tax assets.....   (1,028)     --    --       --         --      --     (1,028)
Goodwill................       67      --  (564)  (21,457)  104,663      --     82,709
Deferred tax assets
 (noncurrent)...........     (240)     --    --       --         --      --       (240)
Other noncurrent assets.       --      --  (114)      --         --      --       (114)
Short-term debt,
 including current
 maturities.............   (2,902)     --    --       --         --   4,739      1,837
Deferred tax
 liabilities............      961      --    --       --         --      --        961
Due to related parties..       --     301    --       --         --      --        301
Long-term debt, net of
 current maturities.....       --      --    --       --    (47,133) (5,248)   (52,381)
Lease obligations.......       --      --    --       --         --     509        509
Deferred tax liabilities
 (noncurrent)...........      240      --    --       --         --      --        240
Deferred compensation...       --      --   678       --         --      --        678
Due to related parties..       --     616    --       --         --      --        616
Common stock............       --      --    --      925         (3)     --        922
Additional paid-in
 capital................       --      --    --    3,433    (48,817)     --    (45,384)
Retained earnings.......    4,302      --    --   17,558         --      --     21,860
Treasury stock..........       --      --    --     (459)        --      --       (459)
                          -------  ------  ----  -------   --------  ------   --------
  Total.................  $    --  $   --  $ --  $    --   $     --  $   --   $     --
                          =======  ======  ====  =======   ========  ======   ========

                        GROUP MAINTENANCE AMERICA CORP.

4. UNAUDITED PRO FORMA STATEMENT OF OPERATIONS ADJUSTMENTS:

MARCH 31, 1998

  a) Reflects the prospective reduction in salaries, bonuses and benefits to the owners of the Post-Offering Companies to which they have agreed. These reductions in salaries, bonuses and benefits are in accordance with the terms of the employment agreements. Such employment agreements are primarily for three years, contain restrictions related to competition and provide severance for termination of employment in certain circumstances.

  The salaries, bonuses, benefits and other compensation items recorded in the individual financial statements of each of the Post-Offering Companies amounted to $903,000 for the periods presented. The contractually agreed upon compensation and benefits for these same businesses, on a going forward basis, amount to $786,000 for the periods presented. The difference between these amounts equates to $117,000 and is reflected as a pro forma adjustment.

  b) Reflects the amortization of goodwill to be recorded as a result of the acquisitions over a 40-year estimated life.

  c) Represents the adjustment necessary to reflect interest expense related to borrowings under the Credit Agreement to fund the cash portion of the purchase price and the assumption of debt related to the Post-Offering Companies and interest related to the subordinated debt and notes issued to fund the S Corporation distributions discussed in Note 3a. A summary of the historical and pro forma debt outstanding and a summary of the pro forma interest expense assuming the acquisitions occurred on January 1, 1997, is as follows (in thousands):

                                                         INTEREST      QUARTERLY
                                                 BALANCE   RATE        INTEREST
                                                 ------- --------      ---------
   Short-Term Debt:
     Historical March 31, 1998 short-term debt.  $   531  6.6875%(i)    $    9
     Historical March 31, 1998 S Corporation
      Notes....................................      935  6.0000%(ii)       14
                                                 -------                ------
                                                   1,466                    23
     Second Quarter Post-Offering Companies S
      Corporation Notes........................    2,902  6.0000%(ii)       44
                                                 -------                ------
       Total pro forma short-term debt/interest
        expense................................  $ 4,368                $   67
                                                 =======                ======
   Long-Term Debt:
     Historical March 31, 1998 long-term debt..  $21,313  6.6875%(i)    $  356
     Historical March 31, 1998 subordinated
      debt.....................................      820  8.0000%(iii)      16
                                                 -------                ------
                                                  22,133                   372
     Second Quarter Post-Offering Companies
      assumed debt refinanced..................    8,326  6.6875%(i)       139
     Second Quarter Post-Offering Companies
      borrowings to fund cash portion of
      purchase prices..........................   47,133  6.6875%(i)       788
                                                 -------                ------
       Total pro forma long-term debt/interest
        expense................................  $77,592                $1,299
                                                 =======                ======
       Total pro forma debt/interest expense...  $81,960                $1,366
                                                 =======                ======

--------

  (i) Represents current borrowing rates under the Credit Agreement.

 (ii) Represents the contractual interest rate for the S Corporation Notes discussed in Note 3a.

(iii) Represents the contractual interest rates for the subordinated debt outstanding on the Company's historical balance sheet at March 31, 1998.

                        GROUP MAINTENANCE AMERICA CORP.

  d) Reflects the reduction to historical interest income earned on acquired cash and the remaining IPO proceeds, all of which is assumed to be used for the acquisition of the Post-Offering Companies.

  e) Reflects the incremental provision for federal and state income taxes relating to the compensation differential and other pro forma adjustments discussed in this Note 4 as well as income taxes on S Corporation earnings.

  f) Weighted average shares outstanding include the following (in thousands):

   Shares issued in Initial Public Offering..............................  8,340
   Shares issued under Subscription Agreement dated October 24, 1996.....  2,600
   Shares issued to Pre-Offering Companies...............................  6,089
   Shares issued to Offering Acquisition Companies.......................  3,007
   Shares issued to First Quarter Post-Offering Companies................  2,506
   Shares issued to Second Quarter Post-Offering Companies...............  3,313
   Shares issued to Founding Management and Directors....................  1,037
                                                                          ------
   Weighted average shares outstanding--basic............................ 26,892
   Incremental effect of options and warrants on shares outstanding......    391
                                                                          ------
   Weighted average shares outstanding--diluted.......................... 27,283
                                                                          ======

DECEMBER 31, 1997

  a) Reflects the prospective reduction in salaries, bonuses and benefits to the owners of Hungerford, MIINC, Commercial Air, Barr Electric and Atlantic Industrial (the "Supplemental Companies") under the Supplemental Pro Forma Adjustments and all other companies (the "Combined Companies") in the Combined Pro Forma Adjustments to which they have agreed. These reductions in salaries, bonuses and benefits are in accordance with the terms of the employment agreements. Such employment agreements are primarily for three years, contain restrictions related to competition and provide severance for termination of employment in certain circumstances.

  The salaries, bonuses, benefits and other compensation items recorded in the individual financial statements amounted to $3.2 million and $26.6 million for the Supplemental Companies and the Combined Companies respectively, for the periods presented. The contractually agreed upon compensation and benefits for these same businesses, on a going forward basis, amount to $1.4 million and $7.0 million, respectively. The difference between these respective amounts equates to $1.8 million and $19.6 million and is reflected as a pro forma adjustment in the Supplemental Pro Forma Adjustments and the Combined Pro Forma Adjustments, respectively.

  Also reflects the reduction in compensation expense related to the non-recurring, non-cash compensation charge of $7.0 million recorded by the Company in the second quarter of 1997 related to the reverse acquisition of GroupMAC.

  b) Reflects the amortization of goodwill to be recorded as a result of the acquisitions over a 40-year estimated life.

  c) Represents the adjustment necessary to reflect interest expense related to borrowings under the Credit Agreement to fund the cash portion of the purchase price and the assumption of debt related to the Post-Offering Companies, and interest related to the subordinated debt and notes issued to fund the S Corporation

                        GROUP MAINTENANCE AMERICA CORP.

distributions discussed in Note 3a. A summary of the historical and pro forma debt outstanding and a summary of the pro forma interest expense assuming the acquisitions occurred on January 1, 1997, is as follows (in thousands):

                                                         INTEREST       ANNUAL
                                                 BALANCE   RATE        INTEREST
                                                 ------- --------      --------
   Short-Term Debt:
     Historical March 31, 1998 short-term debt.  $   531  6.6875%(i)    $   35
     Historical March 31, 1998 S Corporation
      Notes....................................      935  6.0000%(ii)       56
                                                 -------                ------
                                                   1,466                    91
     Second Quarter Post-Offering Companies S
      Corporation Notes........................    2,902  6.0000%(ii)      174
                                                 -------                ------
       Total pro forma short-term debt/interest
        expense................................  $ 4,368                $  265
                                                 =======                ======
   Long-Term Debt:
     Historical March 31, 1998 long-term debt..  $21,313  6.6875%(i)    $1,425
     Historical March 31, 1998 subordinated
      debt.....................................      820  8.0000%(iii)      66
                                                 -------                ------
                                                  22,133                 1,491
     Second Quarter Post-Offering Companies
      assumed debt refinanced..................    8,326  6.6875%(i)       557
     Second Quarter Post-Offering Companies
      borrowings to fund cash portion of
      purchase prices..........................   47,133  6.6875%(i)     3,152
                                                 -------                ------
       Total pro forma long-term debt/interest
        expense................................  $77,592                $5,200
                                                 =======                ======
       Total pro forma debt/interest expense...  $81,960                $5,465
                                                 =======                ======

--------

  (i) Represents current borrowing rates under the Credit Agreement.

 (ii) Represents the contractual interest rate for the S Corporation Notes discussed in Note 3a.

(iii) Represents the contractual interest rates for the subordinated debt outstanding on the Company's historical balance sheet at March 31, 1998.

  d) Reflects the reduction to historical interest income earned on acquired cash and the remaining IPO proceeds, all of which is assumed to be used for the acquisition of the GroupMAC Pro Forma Combined Companies.

  e) Reflects the incremental provision for federal and state income taxes relating to the compensation differential and other pro forma adjustments discussed in this Note 4 as well as income taxes on S Corporation earnings.

  f) Weighted average shares outstanding include the following (in thousands):

   Shares issued in Initial Public Offering..............................  8,340
   Shares issued under Subscription Agreement dated October 24, 1996.....  2,600
   Shares issued to Pre-Offering Companies...............................  6,089
   Shares issued to Offering Acquisition Companies.......................  3,007
   Shares issued to First Quarter Post-Offering Companies................  2,506
   Shares issued to Second Quarter Post-Offering Companies...............  3,313
   Shares issued to Founding Management and Directors....................  1,037
                                                                          ------
   Weighted average shares outstanding--basic............................ 26,892
   Incremental effect of options and warrants on shares outstanding......    391
                                                                          ------
   Weighted average shares outstanding--diluted.......................... 27,283
                                                                          ======

  (c) Exhibits.

    2.1* Agreement and Plan of Merger dated as of March 27, 1998 among the
         Company, Barr Acquisition Corp., Barr Electric Corp. and the
         shareholders of Barr Electric Corp.
    2.2* Agreement and Plan of Merger dated as of March 31, 1998 among the
         Company, Premex Acquisition Corp., Premex, Inc. and the shareholders of Premex, Inc.
   23    Consent of KPMG Peat Marwick, LLP.
   99*   List of Lenders under the Credit Agreement.

--------

* Incorporated by reference to the Company's Form 8-K dated May 22, 1998.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          GROUP MAINTENANCE AMERICA CORP.

                                             /s/ Randolph W. Bryant
                                          By:
                                             ----------------------------------
                                                   Randolph W. Bryant
                                                  Senior Vice President
                                                   and General Counsel

Date: July 20, 1998

                               INDEX OF EXHIBITS




  Exhibits not incorporated by reference to a prior filing are designated by an asterisk; all exhibits not so designated are incorporated to a prior filing as indicated.

 EXHIBIT
 NUMBER                                DESCRIPTION
 -------                               -----------
   2.1   Agreement and Plan of Merger dated as of March 27, 1998 among the
         Company, Barr Acquisition Corp., Barr Electric Corp. and the
         shareholders of Barr Electric Corp. (Exhibit 2.1 to Group Maintenance
         America Corp.'s Form 8-K dated May 22, 1998, File No. 1-13565).
   2.2   Agreement and Plan of Merger dated as of March 31, 1998 among the
         Company, Premex Acquisition Corp., Premex, Inc. and the shareholders of Premex, Inc. (Exhibit 2.2 to Group Maintenance America Corp.'s Form
         8-K dated May 22, 1998, File No. 1-13565).
   23*   Consent of KPMG Peat Marwick, LLP
   99    List of Lenders under the Credit Agreement (Exhibit 99 to Group
         Maintenance America Corp.'s Form 8-K dated May 22, 1998, File No.
         1-13565).

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